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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ADC TELECOMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-0743912 (I.R.S. employer identification no.)
12501 Whitewater Drive Minnetonka, Minnesota (Address of principal executive offices)	55343 (Zip code)

ADC TELECOMMUNICATIONS, INC.
NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
(Full title of the plan)

Jeffrey D. Pflaum
Vice President, General Counsel and Secretary
ADC Telecommunications, Inc.
12501 Whitewater Drive
Minnetonka, Minnesota 55343
(Name and address of agent for service)

(952) 938-8080
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock ($.20 par value)(3)	500,000 Shares	$11.65	$5,825,000	$1,457

(1)
Represents the shares of common stock of ADC Telecommunications, Inc. issuable pursuant to the ADC Telecommunications, Inc. Nonemployee Director Stock Option Plan.
(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) based upon the average of the high and low prices of the common stock as reported on the Nasdaq National Market on March 5, 2001.
(3)
Includes corresponding rights to acquire shares of ADC Telecommunications, Inc. common stock pursuant to the Second Amended and Restated Rights Agreement, dated as of November 28, 1995, as amended, between ADC Telecommunications, Inc., Wells Fargo Bank Minnesota, N.A. (formerly known as Norwest Bank Minnesota, National Association), and Computershare Investment Series, LLC.

    Pursuant to General Instruction E of Form S-8, this Registration Statement relates to the registration of additional shares of Common Stock, $.20 par value per share ("Common Stock"), of the Registrant under the ADC Telecommunications, Inc. Nonemployee Director Stock Option Plan, a stock-based compensation plan for which the Registrant registered 1,760,000 shares and 1,600,000 shares, respectively of Common Stock under Registration Statements on Form S-8 filed with the Securities and Exchange Commission on May 31, 1991 (File No. 33-40357) and April 22, 1997 (File No. 333-25623), the contents of which (including any post-effective amendments thereto) are hereby incorporated by reference herein. The shares listed above reflect all stock splits of the Registrant effective through the date of this filing.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

4.1	Restated Articles of Incorporation of ADC Telecommunications, Inc., as amended (incorporated by reference to Exhibit 4.1 of ADC's Registration Statement on Form S-3 dated April 15, 1997).
4.2
Articles of Amendment to Restated Articles of Incorporation of ADC Telecommunications, Inc. dated January 20, 2000 (incorporated by reference to Exhibit 4-f to ADC's Form 10-Q for the quarter ended January 31, 2000).
4.3
Articles of Amendment to Restated Articles of Incorporation of ADC Telecommunications, Inc. dated June 30, 2000 (incorporated by reference to Exhibit 4-g to ADC's Form 10-Q for the quarter ended July 31, 2000).
4.4	Restated Bylaws of ADC Telecommunications, Inc., as amended (incorporated by reference to Exhibit 4.2 to ADC's Registration Statement on Form S-3 dated April 15, 1997).
4.5	Form of certificate for shares of common stock of ADC (incorporated by reference to Exhibit 4-a to ADC's Form 10-Q for the quarter ended January 31, 1996).
4.6
Second Amended and Restated Rights Agreement, amended and restated as of November 28, 1995, between ADC Telecommunications, Inc. and Norwest Bank Minnesota, National Association (amending and restating the Rights Agreement dated as of September 23, 1986, as amended and restated as of August 16, 1989), which includes as Exhibit A thereto the form of Rights Certificate (incorporated by reference to Exhibit 4 to ADC's Current Report on Form 8-K dated December 11, 1995).
4.7	Amendment to Second Amended and Restated Rights Agreement dated as of October 6, 1999 (incorporated by reference to Exhibit 4-c to ADC's Form 10-K for the fiscal year ended October 31, 1999).
4.8
Amendment No. 2 to Second Amended and Restated Rights Agreement dated as of November 15, 2000 between ADC Telecommunications, Inc., Wells Fargo Bank Minnesota, N.A. (formerly Norwest Bank Minnesota, N.A.) and Computershare Investment Services, LLC (incorporated by reference to Exhibit 4.8 to ADC's Registration Statement on Form S-8 dated February 28, 2001).
5.1	Opinion of Dorsey & Whitney LLP.
23.1	Consent of Arthur Andersen LLP.
23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, as of the 9th day of March, 2001.

ADC TELECOMMUNICATIONS, INC.
By	/s/ RICHARD R. ROSCITT Richard R. Roscitt Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey D. Pflaum and Charles T. Roehrick and each of them acting individually, as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution, for such person, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and with such state securities commissions and other agencies as necessary, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on March 9, 2001, by the following persons in the capacities indicated:

Signature	Title

/s/ RICHARD R. ROSCITT Richard R. Roscitt	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
/s/ ROBERT E. SWITZ Robert E. Switz	Senior Vice President, Chief Financial Officer (Principal Financial Officer)
/s/ CHARLES T. ROEHRICK Charles T. Roehrick	Vice President, Controller (Principal Accounting Officer)
/s/ JOHN A. BLANCHARD III John A. Blanchard III	Director
/s/ JOHN J. BOYLE III John J. Boyle III	Director
/s/ JAMES C. CASTLE James C. Castle, Ph.D.	Director
/s/ B. KRISTINE JOHNSON B. Kristine Johnson	Director
/s/ JEAN-PIERRE ROSSO Jean-Pierre Rosso	Director
/s/ JOHN D. WUNSCH John D. Wunsch	Director
/s/ CHARLES D. YOST Charles D. Yost	Director

EXHIBIT INDEX

Exhibit
4.1	Restated Articles of Incorporation of ADC Telecommunications, Inc., as amended (incorporated by reference to Exhibit 4.1 of ADC's Registration Statement on Form S-3 dated April 15, 1997).
4.2
Articles of Amendment to Restated Articles of Incorporation of ADC Telecommunications, Inc. dated January 20, 2000 (incorporated by reference to Exhibit 4-f to ADC's Form 10-Q for the quarter ended January 31, 2000).
4.3
Articles of Amendment to Restated Articles of Incorporation of ADC Telecommunications, Inc. dated June 30, 2000 (incorporated by reference to Exhibit 4-g to ADC's Form 10-Q for the quarter ended July 31, 2000).
4.4	Restated Bylaws of ADC Telecommunications, Inc., as amended (incorporated by reference to Exhibit 4.2 to ADC's Registration Statement on Form S-3 dated April 15, 1997).
4.5	Form of certificate for shares of common stock of ADC (incorporated by reference to Exhibit 4-a to ADC's Form 10-Q for the quarter ended January 31, 1996).
4.6
Second Amended and Restated Rights Agreement, amended and restated as of November 28, 1995, between ADC Telecommunications, Inc. and Norwest Bank Minnesota, National Association (amending and restating the Rights Agreement dated as of September 23, 1986, as amended and restated as of August 16, 1989), which includes as Exhibit A thereto the form of Rights Certificate (incorporated by reference to Exhibit 4 to ADC's Current Report on Form 8-K dated December 11, 1995).
4.7	Amendment to Second Amended and Restated Rights Agreement dated as of October 6, 1999 (incorporated by reference to Exhibit 4-c to ADC's Form 10-K for the fiscal year ended October 31, 1999).
4.8
Amendment No. 2 to Second Amended and Restated Rights Agreement dated as of November 15, 2000 between ADC Telecommunications, Inc., Wells Fargo Bank Minnesota, N.A. (formerly Norwest Bank Minnesota, N.A.) and Computershare Investment Services, LLC (incorporated by reference to Exhibit 4.8 to ADC's Registration Statement on Form S-8 dated February 28, 2001).
5.1	Opinion of Dorsey & Whitney LLP.
23.1	Consent of Arthur Andersen LLP.
23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

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PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX